                                                                     Exhibit 99a

                               POWERTEL USA, INC.

                                    97-30265

                                   CHAPTER 11

                            MONTHLY OPERATING REPORT

                                   APRIL 1997

The Trustee is filing an incomplete Monthly Operating Report due to the lack of complete records. The former officers of PowerTel, USA. Inc. have not cooperated with the Trustee by providing the necessary information. The Books and Records are missing. Therefore, it is impossible for the Trustee to file a complete Monthly Operating Report.

                                          /s/ Barry L. Solomon
                                          ------------------------------------
                                          BARRY L. SOLOMON, TRUSTEE

                                INCOME STATEMENT
                                 (Accrual Basis)
                                  (Month/Year)
                                      4/97

                                                        Current       Year to
                                                         Month          Date
                                                        -------       -------
Income                                                  $40.00        $40.00

Cost of Goods Sold

     Beginning Inventory                                $             $
     Inventory Purchases                                $             $
     Ending inventory                                   $             $

     Total Costs of Goods Sold                          $40.00        $40.00

Operating Expenses

     Salaries and Wages                                 $             $
     Employee Benefits                                  $             $
     Equipment Lease Payments                           $             $
     Rent                                               $             $
     Secured Debt Payments                              $             $
     Utilities                                          $             $
     Telephone                                          $             $
     Repairs & Maintenance                              $             $
     Misc                                               $             $
     Advertising                                        $             $
     Travel & Entertainment                             $             $
     Professional Fees                                  $             $
     Depreciation                                       $             $
     Insurance:     Liability                           $             $
                    Property                            $             $
                    Vehicle                             $             $
                    Worker's Compensation               $             $
                    Other                               $             $
     Taxes:         Payroll                             $             $
                    Sales                               $             $
                    Income                              $             $
                    Real Property                       $             $
                    Personal Property                   $             $

     Total Operating Expenses                           $  -0-        $40.00
     Total Profit (Loss) from Operations                $40.00        $40.00

     Other Income (Expense)                             $             $
          Gain (Loss) on Sale of Assets                 $             $
          Interest Expense                              $             $
          Interest Income                               $  .08        $  .08
          Dividend income                               $             $

          Total                                         $  .08        $  .08

     Total Profit (Loss) for Month                      $40.08        $40.08

                                  (FORM NO. 2)

                                INCOME STATEMENT
                          Schedule of Professional Fees

                                              Current              Prepayment
                                               Fees                 Balance
                                              Accrued               (If any)
Name of Professional:

         Attorneys:

         Accountants:

         Other:

                               CASH FLOW STATEMENT
                                  (Month/Year)
                                      4/97

                                                                      Projected
                                                      Current        For current
                                                       Month            Month
                                                      -------        -----------
Receipts:

          Sales (Cash Only)                           $ 40.00          $
          Collections of Accounts Receivable          $                $
          Other Income                                $   .08          $

Total Receipts                                        $ 40.08          $

Disbursements:

          Purchases and Inventory                     $                $
          Salaries and Wages                          $                $
          Employee Benefits                           $                $
          Equipment Lease Payments                    $                $
          Rent                                        $                $
          Secured Debt Payments                       $                $
          Utilities                                   $                $
          Telephone                                   $                $
          Repairs & Maintenance                       $                $
          Misc. Office Expense                        $                $
          Advertising                                 $                $
          Travel & Entertainment                      $                $
          Professional Fees                           $                $
          Depreciation                                $                $

Insurance:   Liability                                $                $
             Property                                 $                $
             Vehicle                                  $                $
             Worker's Compensation                    $                $
             Other                                    $                $

Taxes:       Payroll                                  $                $
             Sales                                    $                $
             Income                                   $                $
             Real Property                            $                $
             Personal Property                        $                $

Total Disbursements                                   $                $

Cash Flow                                             $ 40.08          $

                                  (FORM NO. 3)

                                 RECAPITULATION
                                      4/97

Balance from Prior Month

    General Account                                   $  -0-

          Bank            CHASE
          Branch          New York

          Account #:

    Payroll Account                                   $
          Bank
          Branch
          Account #

     Tax Account                                      $
          Bank
          Branch
          Account #

Balance to Carry Forward to Next Month

    General Account                                   $ 40.08
    Payroll Account:                                  $
    Tax Account:                                      $

                                  (FORM NO. 3)

                          PROJECTED CASH FLOW STATEMENT
                                  (Month/Year)

                                                          Next              Following
                                                          Month               Month
Projected Receipts:

    Sales (Cash Only)                                  $____________     $____________
    Collections of Accounts Receivable                 $____________     $____________
    Other Income                                       $____________     $____________

Total Projected Receipts:                              $____________     $____________

Projected Disbursements:

    Purchase and Inventory                             $____________     $____________
    Salaries and Wages                                 $____________     $____________
    Employee Benefits                                  $____________     $____________
    Equipment Lease Payments                           $____________     $____________
    Rent                                               $____________     $____________
    Secured Debt Payments                              $____________     $____________
    Utilities                                          $____________     $____________
    Telephone                                          $____________     $____________
    Repairs & Maintenance                              $____________     $____________
    Misc. Office Expense                               $____________     $____________
    Advertising                                        $____________     $____________
    Travel & Entertainment                             $____________     $____________
    Professional Fees                                  $____________     $____________
    Depreciation                                       $____________     $____________
    Insurance:        Liability                        $____________     $____________
                      Property                         $____________     $____________
                      Vehicle                          $____________     $____________
                      Workers' Compensation            $____________     $____________
                      Other _____________________      $____________     $____________

    Taxes:            Payroll                          $____________     $____________
                      Sales                            $____________     $____________
                      Income                           $____________     $____________
                      Real Property                    $____________     $____________
                      Personal Property                $____________     $____________

    Total Projected Disbursements                      $____________     $____________

Projected Cash Flow                                    $____________     $____________

                                  (FORM NO. 4)

                                  BALANCE SHEET
                                  (Month/Year)
                                      4/97

                                                     Assets

Current Assets:

    Cash                                                      $ 40.08
             Accounts Receivable                     $
             Allowance for Doubtful
               Accounts                              $
             Accounts Receivable (Net)                        $
             Inventory                                        $
             Prepaid Expenses                                 $

             Total Current Assets                                         $ 40.08

Property and Equipment (Fair Market Value)

             Real Property                           $
             Machinery and Equipment                 $
             Furniture and Fixtures                  $
             Office Equipment                        $
             Leasehold Improvements                  $
             Vehicles                                $
             Other                                   $

             Total Property and Equipment                                   -0-

    Total Assets:                                                         $ 40.08

                                  (FORM NO. 5)

                                   LIABILITIES
                                      4/97

Postpetition Liabilities (Accrued and Unpaid)

    Salaries & Wages                  $
    Payroll Taxes                     $
    Sales Taxes                       $
    Income Taxes                      $
    Real Property Taxes               $
    Personal Property Taxes           $
    Accounts Payable                  $
    Postpetition Real Property
             Lease Arrearages         $
     Postpetition Equipment

             Lease Arrearages         $
    Accrued Professional Fees
    Other                             $

                                      $

    Total Postpetition Liabilities                          $    -0-

Prepetition Liabilities

    Priority Debt                     $
    Secured Debt                      $
    Unsecured Debt                    $

    Total Prepetition Liabilities                           $    -0-

Shareholder's Equity

    Common Stock                      $
    Paid-In Capital                   $
    Retained Earnings                 $  40.08

    Total Shareholder's Equity                              $  40.08

    Total Liabilities & Equity                              $  40.08

                                  (FORM NO. 5)

                              MONTHLY QUESTIONNAIRE

I. Accounts Payable and Receivable Aging:

Attach an Accounts Payable and Receivable Aging Schedule, identifying in chronological (or reverse chronological) order every debt which came due after the commencement of the bankruptcy case but has not been paid, and specifying the creditor by name and address, the nature of the debt (e.g., rent, advertising, wages, etc.), the amount owed and the date on which the obligation came due. Provide summary information below for both accounts payable and accounts receivable:

                                     Accounts Payable    Accounts Receivable

Less Than 31 Days Past Due           ________________    ________________
31 to 60 Days Past Due               ________________    ________________
61 to 90 Days Past Due               ________________    ________________
91 to 120 Days Past Due              ________________    ________________
Over 120 Days Past Due               ________________    ________________


II. Payments to Secured Creditors and Lessors:

Identify every secured Creditor and lessor by name and address, and provide the requested information. Where there is a postpetition stipulation or court order governing the creditor's treatment, respond on the basis of that stipulation or order; otherwise, respond on the basis of the prepetition contract or lease.

                                                           Post Petitions Payments
                                                          Made               Missed
                   Payment   Periodic   Date of
Creditor Name      Period    Payment    Last
Amount             (mo/wk)   Amount     Payment        #        Amt.       #        Amt.





























                                  (FORM NO. 6)

MONTHLY QUESTIONNAIRE
Page 2

III.TAX LIABILITY

     Gross Payroll Expense for Report Month:                    $

     Gross Sales Subject to Sales Tax for Report Month          $

                                                                        Postpetition Taxes
                                   Date Paid    Amount Paid     Due But Not Paid     Accrued But Not Due
Federal Payroll & Withholding
State Payroll & Withholding
State Sales & Use

IV. INSURANCE COVERAGE

                                                               Policy
                                 Carrier/       Amount of      Expiration     Policy Paid
                                 Agent Name     Coverage       Date           Through Date
Worker's Compensation Liability
Fire & Extended Coverage
Property
Theft
Vehicle
Life (Beneficiary):
Other (specify):

V.  Postpetition Payments

    A. Has the Debtor made any payments outside of the ordinary course of business to any officers, shareholders, directors, other principals or insider-employees or to professionals without specific authorization under a Bankruptcy Court order?

    If the answer is yes, identify each person paid, the date and amount of such payment(s) and the basis for each such payment.

    B. Has the Debtor, following the commencement of the bankruptcy case, made any payments on account of prepetition unsecured debts, except as specifically authorized by the Bankruptcy Court?

    If the answer is yes, identify each person paid, the date and amount of such payment(s) and the basis for each such payment.

VI. Narrative

    Provide a brief narrative report of any significant events outside of the ordinary course of business which occurred during the Report Month:

                                  (FORM NO. 6)

MONTHLY QUESTIONNAIRE
Page 3

VII.  U.S. Trustee Fees

            Total                                                           Total Quarterly
Quarter     Disbursement          Quarterly     Amount        Date          Fees Due But
Ending      During Quarter        Fee           Paid          Paid          Not Paid








DATE SUBMITTED:     06/26/97                                              PAGE 1

                                     FORM 2

                 ESTATE CASH RECEIPTS AND DISBURSEMENTS RECORDS

CASE          :  97-30265 G     POWERTEL USA, INC.        TRUSTEE     :  BARRY L. SOLOMON (480141)
TAXPAYER I.D. :  84-0897771,                              DEPOSITORY  :  CHEMICAL BANK
DATE FILED    :  02/26/97                                 ACCOUNT     :  312731324365 - MONEY MARKET ACCOUNT
PERIOD ENDING :  01/01/00 - 05/31/97                      BOND AMOUNT :  BLANKET BOND

---------------------------------------------------------------------------------------------------------------------------------
TANS.     {REF #}/                                                                                                   MONEY MARKET
DATE      CHECK #  PAID TO/RECEIVED FROM        DESCRIPTION OF TRANSACTION          MEMO    RECEIPTS  DISBURSEMENTS     BALANCE
---------------------------------------------------------------------------------------------------------------------------------
03/28/97           SMITH, KATZENSTEIN & FURLOW  CERTIFICATES OF STOCK                         40.00                      40.00
                                                OWNERSHIP

04/30/97           THE CHASE MANHATTAN BANK     Interest posting from THE CHASE                0.08                      40.08
                                                MANHATTAN BANK on 4/30/97
                                                Current Interest Rate is 2.6000%

05/29/97    {1}    BANK OF AMERICA              CLOSE BANK ACCOUNTS                           11.42                      51.50
05/30/97           THE CHASE MANHATTAN BANK     Interest posting from THE CHASE                0.08                      51.58
                                                MANHATTAN BANK on 05/30/97;
                                                Current Interest Rate is 2.6000%

                                                                                             ------      -----          -----
                                                                      ACCOUNT TOTALS:        $51.58      $0.00          $51.58
                                                                      Less Bank Transfers:   $ 0.00      $0.00
                                                                                             ------      -----
                                                               NET RECEIPTS/DISBURSEMENTS:   $51.58      $0.00
                                                                      CASE TOTALS:           $51.58      $0.00          $51.58
                                                                      Less Bank Transfers    $ 0.00      $0.00
                                                                                             ------      -----
                                                               NET RECEIPTS/DISBURSEMENTS:   $51.58      $0.00

                      Gross Receipts:               $51.58
                      Less Payments to Debtor:      $ 0.00
                                                    ------
                      Net Estates:                  $51.58

DATE SUBMITTED:     06/26/97                                              PAGE 1

                                     FORM 2
                 ESTATE CASH RECEIPTS AND DISBURSEMENTS RECORDS

CASE          :  97-30265 A     SAN JACINTO POWER CORP    TRUSTEE     :  BARRY L. SOLOMON (480141)
TAXPAYER I.D. :  88-0309701,                              DEPOSITORY  :  CHEMICAL BANK
DATE FILED    :  02/26/97                                 ACCOUNT     :  312750667865 - MONEY MARKET ACCOUNT
PERIOD ENDING :  01/01/00 - 05/31/97                      BOND AMOUNT :  BLANKET BOND

------------------------------------------------------------------------------------------------------------------------------------
TANS.    {REF #}/                                                                                                       MONEY MARKET
DATE     CHECK #     PAID TO/RECEIVED FROM          DESCRIPTION OF TRANSACTION      MEMO    RECEIPTS     DISBURSEMENTS    BALANCE
------------------------------------------------------------------------------------------------------------------------------------
05/06/97          SOUTHERN CALIFORNIA EDISON       PURCHASED 330,000 KWH OF                   5,919.31                   5,919.31
                  P O BOX 700                      ENERGY 3-1-97 TO 4-1-97
                  ROSEMEAD, CA  91770

05/16/97   101    DESERTRON ELECTRIC, INC          CONTRACT                                               -2,500.00      3,419.31
                  P O  BOX 1060
                  N PALM SPRINGS, CA  92258-1060

05/27/97   102    CONTRACTORS CRANE SERVICES, LLC  REPAIRS                                                  -210.00      3,209.31
                  P O BOX 1156
                  N PALM SPRINGS, CA  92258

05/30/97          THE CHASE MANHATTAN BANK         Interest posting from THE CHASE                8.53                   3,217.84
                                                   MANHATTAN BANK on 05/30/97;
                                                   Current Interest Rate is 2.6000%
                                                                                    ----     ---------   ----------     ---------
                                                            ACCOUNT TOTALS:                  $5,927.84   $-2,710.00     $3,217.84
                                                            Less Bank Transfers:             $    0.00   $     0.00
                                                                                             ---------   ----------
                                                            NET RECEIPTS/DISBURSEMENTS:      $5,927.84   $-2,710.00
                                                                      CASE TOTALS:           $5,927.84   $-2,710.00     $3,217.84
                                                                      Less Bank Transfers    $    0.00   $     0.00
                                                                                             ---------   ----------
                                                            NET RECEIPTS/DISBURSEMENTS:      $5,927.84   $-2,710.00

                   Gross Receipts:               $5,927.84
                   Less Payments to Debtor:      $    0.00
                                                 ---------
                   Net Estates:                  $5,927.84